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                                                                    Exhibit 5.2


                                   [LETTERHEAD OF
                          PRYOR CASHMAN SHERMAN & FLYNN LLP]


                                    June 17, 1998




Mack-Cali Realty Corporation
Mack-Cali Realty, L.P.
11 Commerce Drive
Cranford, New Jersey 07016

Ladies and Gentlemen:

     We are acting as counsel to Mack-Cali Realty Corporation, a Maryland corporation (the "Company") and Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership") in connection with the Registration Statement on Form S-3 of up to $2,000,000,000 in maximum aggregate offering price of (i) shares or fractional shares of the Company's preferred stock, par value $.01 per share ("Preferred Stock"), (ii) shares of the Company's Preferred Stock represented by depositary shares ("Depositary Shares") and
(iii) unsecured non-convertible debt securities of the Operating Partnership ("Debt Securities"). The Preferred Stock, Depositary Shares and Debt Securities are the subject of a Registration Statement (the "Registration Statement") filed by the Company and the Operating Partnership on Form S-3 under the Securities Act of 1933, as amended (the "Act").

     In our capacity as your counsel in connection with this Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Operating Partnership in connection with the authorization and issuance of the Debt Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including examination of originals or copies of originals, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     Based upon and subject to the foregoing, it is our opinion that:

1. The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the state of Delaware.

2. Upon the adoption by the Board of Directors of the Company, as sole general partner of the Operating Partnership, of a resolution in form and content required under applicable law, the Operating Partnership shall have the authority to issue the Debt Securities to be registered under the Registration Statement and when (a) the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities shall be legally issued and shall be binding obligations of the Operating Partnership.

     To the extent that the obligations of the Operating Partnership as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion that upon the Operating Partnership's selection of a trustee, from time to time as may be necessary, (i) such trustee shall be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and shall be duly qualified to engage in the activities contemplated by the indenture, (ii) that upon the issuance of Debt Securities, if at all, such indenture shall be duly authorized, executed and delivered by and constitute the legal, valid and binding obligation of such trustee enforceable in accordance with its terms, (iii) that such trustee shall be in compliance, generally and with respect to acting as trustee under such indenture, with all applicable laws and regulations and (iv) that such trustee shall have the requisite organizational and legal power and authority to perform its obligations under such indenture.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.


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     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                         Very truly yours,

                         /s/ Pryor Cashman Sherman & Flynn LLP